Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 10, 2010 (November 3, 2011 as to Note 27), relating to the consolidated financial statements of The Greenbrier Companies, Inc. for the year ended August 31, 2010, appearing in the Annual Report on Form 10-K of The Greenbrier Companies, Inc. for the year ended August 31, 2012.

/s/ Deloitte & Touche LLP

Portland, Oregon

April 12, 2013